SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2020

Alterola Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156091	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 S Lemon Ave #4041, Walnut CA	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 909-584-5853

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2020, the board of directors accepted the resignations of Irving Aronson as Chairman and Director, Peter Maddocks as CFO and Director, Oliver Aubrey as Chief Medical Officer and Director, Rene Lauritsen as COO and Director, and Larson Elmore as CEO. Dr. Daniel Reshef and Lalit Kumar will remain as Directors of the Board. Mr. Elmore will continue as Vice Chairman, Director and Secretary of our company.

Also on December 2, 2020, we have appointed the following officers and directors: Tim Rogers as the CEO and Director, and Director, Dominic Schiller as Director & IP Counsel, Seamus McAuley as Chief Commercial Officer and Director, Daniel Reshef as Vice Chairman Medical Director and Zohar Koren as Advisory Medical Director.

Timothy Paul Rogers – Director /CEO Age 57

Timothy. Rogers is an international business leader with 35 years’ experience in global sales and marketing, specifically launching products from intellectual property. Mr. Rogers is multi-lingual, and has been involved with start-ups in Singapore, South East Asia, Africa, Australia, the United States, Canada and Europe in the pharmaceutical, agriculture, essential oil, biocide, oil and gas and cosmetic sectors.

He currently serves as CEO of Green Ocean Pharma, Green Ocean UK Limited, and Novagean International Limited. Green Ocean Pharma is a pharma biotech company managing clinical trials in pulmonary delivery systems and potential drug development for a variety of topical illnesses. Novagean, a medical device and therapeutic diagnostic manufacturer and clinical research company based in China and Galway Ireland, is the largest manufacturer and distributor of rapid anti gen and antibody test kits related to SARS Covid-19, PCR equipment for Covid testing and a Covid Vaccine clinical research Phase III program.

In recent years, Mr. Rogers has focused his time building a multi sector agro-pharma drug development business with high profile former senior executives from GW Pharmaceuticals and Compass Pathways, as well as scientists from leading universities in Australia and Europe. He is also co-founder of Legacy international Inc, a US based company with a West African social equity coffee program to empower disadvantaged agricultural communities.

Mr. Rogers earned diplomas including Business Studies from Birkenhead Technical College, and Animation at the Fisher School of English in Paris, France

Dominic Schiller – Director – IP Counsel Age 56

Mr. Schiller is a Chartered and European Patent Attorney with over 30 years of experience, largely in the pharmaceutical, botanical and nutraceutical industries. He is the founder and CEO of Equipped 4 Holdings Limited, the parent company of Equipped 4 (IP) Limited, an Intellectual Property law practice, specializing in building patent portfolios for biotech companies, most notably GW Pharmaceuticals and Compass Pathways.

A pioneer in innovative pharmaceutical sectors, Mr. Schiller successfully secured some of the earliest and most prominent cannabinoid related patents for GW Pharma, helping them establish an IP portfolio comprising claims directed to plants, plant extracts, extraction technology, pharmaceutical formulations, drug delivery and the therapeutic uses of cannabinoids, as well as plant variety rights. He was also the patent attorney behind Compass Pathways, a mental health care company, where he drafted and prosecuted to grant, patents relating to a psilocybin polymorph, formulations and their medical use to treat drug resistant depression. For Phynova, a natural products company, he has secured patents for Chinese herbal products, products with Food Approvals and products with MHRA approvals under the Traditional Herbal Medicinal Product (THMP) directive.

Mr. Schiller serves as a director and/or advisor to other life sciences companies, including The Life Sciences Division (an investment bank) and Atai Life Sciences (a leading mental health company), and plays an active management role for a number of companies which he helped found. He is also an inventor on two key GW Pharmaceutical patents relating to “The use of cannabinoids in the treatment of epilepsy” and “The use of cannabinoids in the treatment of mental disorders.”

Mr. Schiller holds a combined honours degree in Biochemistry and Genetics from Leeds University and earned his MBA from Liverpool University.

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Seamus McAuley – Director – Chief Commercial Officer- Age 45

Seamus McAuley is a proven Senior Commercial Executive with extensive experience in bringing products to market in the pharmaceutical, biotech, diagnostic and device sectors. He is the founder and CEO of Opes Medical Holdings Ltd., a consultancy offering strategic executive services for the development of new and innovative medical technologies and in- vitro diagnostics, accessing funding sources and commercial launch of products. Related services include corporate due diligence, market projection assessment, down-stream value strategies, implementing customized distribution strategies and deal negotiations. Opes has interests in multiple technologies and innovations which hold great commercial promise and has led investment rounds and grant applications for product development through vehicles including Horizon 2020 and the Disruptive Technology Innovation Fund.

Before founding OPES, Mr. McAuley held several senior level sales and commercialization positions, most recently as European Corporate Development Manager for Diploma PLC, an international group of businesses supplying specialized technical products and services to the Life Sciences sector, where he was responsible for identifying, targeting, assessing and closing company acquisitions in strategically identified geographic zones and market sectors. Prior to that, he was Sales and Commercial Director (UK & Ireland) for Technopath Distribution Ltd, an international manufacturer and distributor of clinical diagnostic products, where he more than doubled sales.

Mr. McAuley began his life sciences career as a nurse practitioner in ICU, surgical and trauma wards, before transitioning to the corporate side with GlaxoSmithKline. He quickly gained recognition for his sales capabilities - consistently ranking in the top 2% of GSK sales executives during his tenure - and for developing and executing record setting campaigns for a number of high-profile products, including the UK rollout of the Papilloma virus vaccine, neurological therapies for Parkinson's, smoking cessation, diabetes, depression, urology and erectile dysfunction products.

Mr. McAuley earned Diplomas in Counselling and Nursing from the University of Ulster.

Dr. Daniel Reshef - Director – Age 69

Dr. Daniel Reshef is an Executive Director with substantial clinical experience and demonstrated history of strategic work in the pharmaceuticals industry. Skilled in Immuno-Oncology, Oncology, Biomarkers, Epidemiology, Vaccines, Ophthalmology, and Clinical Pharmacology, he is Board certified in Ophthalmology. Dan has extensive experience in clinical, industry, and public health settings, technical skills, project management and data quality.

Dr. Reshef worked at Roche, Genentech and served as Therapeutic Area Lead – Immuno- Oncology at a leading pharmaceutical company. Dan has also been successfully involved in numerous entrepreneurial ventures in the past 20 years. He has been active in diverse areas such as the hotel industry, technology start- ups, Customer Relations Management (CRM), innovative novel energy sources, blockchain, cryptocurrencies and Forex. Dr. Reshef earned his MPH & PhD in Epidemiology from Johns Hopkins University.

Dr Zohar Koren - Director – Age 47

Dr. Koren holds a Ph.D. and M.Sc. in Protein science and computational biology from the University of Haifa, and a B.Sc. in Mathematics, Physics and Biology from the Hebrew University in Jerusalem. Dr. Koren is a veteran of the prestigious “Talpiyot” program of the Israeli Defence Forces, an elite unit designed to qualify the top technology officers of the IDF.

Dr. Koren was the founder and CEO of SciCann Therapeutics Inc., a Canadian-Israeli speciality pharmaceutical firm dedicated to the development of cutting-edge therapies for cancer and inflammatory diseases in the pharmaceutical cannabinoid space. He was also Co-founder and CTO of Xinteza API, developer of novel and disruptive technologies for pure pharma grade cannabinoid biosynthesis. He served as VP BD of Mor Research Applications, commercial and intellectual property unit of Clalit Healthcare Services - world’s second largest medical healthcare provider with 14 full scale hospitals, 2000 community clinics and $6B annual turnover. He was also VP BD of Talent Biotechs, a developer of CBD based drugs for the treatment and prevention of GVHD (Graft Vs Host Disease). He was also Co-founder and CEO of Cannabics Pharmaceuticals Inc. (OTCQB:CNBX), a developer of cannabis based therapies for oncology patients and Director of Business Development at Aposense Ltd (TASE:APOS), a developer of novel pharmaceutical products in the oncology, CNS and metabolic disease fields.

None of our new officers has had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

There are no family relationships between any of the foregoing appointees and any of our directors or executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterola Biotech, Inc.

/s/ Larson Elmore

Larson Elmore , Vice Chairman

Date: December 8, 2020

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